Exhibit 10.3

[ENGLISH TRANSLATION FOR CONVENIENCE ONLY.

NOT AN OFFICIAL TRANSLATION.]

Agreement on cooperative publishing of

China Information Technology Education

Party A: China Information Technology Education Co., Ltd.

Party B: Hubei Hanzhiyun Cultural Creativity Co., Ltd

Through friendly consultation and with the principle of sharing advantages and mutual benefit, Party A and Party B has entered into and will act in accordance with the following agreements on the article submission and selection of China Information Technology Education (ISSN 1674-2117; CN11-5678/TP):

1. Cooperation Background

China Information Technology Education Co., Ltd is a licensed publisher, and the China Information Technology Education is a biweekly magazine.

2. Cooperation Scheme

2.1 Within the cooperation period, for every month, Party B submits to Party A no more than 150 articles in line with the content positioning of the China Information Technology Education, and Party B arranges 100 pages for the articles that have been reviewed. Where the reviewed articles are not sufficient to fill in the 100 pages, Party A is responsible for the fulfilling of the blank pages. The published articles are mainly contributed from education workers in colleges and universities and teachers in primary and middle schools.

2.2 Party A shall make public the contact telephone number and the article contribution mailbox of Party B on its official website and copyright pages.

2.3 Party A shall arrange no less than 240 pages in the 6 journals from January to March, 2015, to publish the surplus articles left from 2014 submitted by Party A. And other surplus articles left from 2014 submitted by Party A will also be published on the first issue supplement of 2015, whereby, Party B shall pay an extra management fee of RMB 25,000 to Party A, and bear the expense of editing, proofreading and printing.

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2.4 The cooperation period extends from the January issue to the December issue of 2015. Upon the expiration of the agreement, Party A and Party B may reach further cooperation agreement through consultation.

2.5 Within the cooperation period, Party B pays Party A RMB 400,000 (Four hundred thousand Yuan) per year. The payment shall be made every half year, with June 30, and December 31 as the pay day. Party B shall pay Party A RMB 200,000 on the pay day, as the half-year management fee. Whereas Party B fails to pay within 20 days after the pay day, Party A is entitled to terminate this contract. The first date to pay the management fee is December 31, 2014. The cash deposit of RMB 100,000 from Party B will be deducted to pay the first management fee, that is, RMB 100,000 shall be paid by Party B on December 31, 2014.

2.6 The printing and mailing expenses of the magazine shall be borne by Party A.

2.7 Within the cooperation period, two parties should be responsible for their own rights and liabilities independently. One party shall not undertake joint liability of the other.

2.8 Party A shall guarantee the lawfulness of the magazine publishing, and file for annual examination according to the regulated date. Within the cooperation period, neither party shall unilaterally violate or terminate the rights and obligations as stipulated in this agreement. Where one Party demands for early termination of the agreement in the event of force majeure, two months prior written notice should be sent to the other party, and the agreement shall be terminated upon the consent from the other party.

2.9 Should any of the following situation occurs, Party A is entitled to terminate the contract at any time:

2.9.1 Party B prints contents that are related to Party A without prior consent of Party A.

2.9.2 Party B conducts non-contractual business in the name of Party A.

2.9.3 Party B shall properly handle disputes arising from article collection process if any, and when the disputes have imposed severe negative impact on Party A.

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2.10 Both parties shall undertake the obligation to keep confidential any information related to the contents of the Agreement. Other matters that are not covered herein shall be resolved through mutual consultation of the two parties. If no settlement are reached through consultation, either party may apply for arbitration or appeal to the People’s court.

The above agreement (two pages) is written in two originals, each holding one copy, and comes into force upon signing.

Party A: China Information Technology Education Co., Ltd. (Seal)	Party B: Hubei Hanzhiyun Cultural Creativity Co., Ltd (Seal)

Legal representative (Authorized representative): Ren Xiaoheng	Legal representative (Authorized representative): Liu Yang

Date of signature: Dec.12th, 2014	Date of signature: Dec.12th, 2014

Attached is the receiving account information of Party A:

Account name: China Information Technology Education Co., Ltd.

Opening bank: Industrial and Commerce Bank, Beijing Panjiayuan Branch.

Account number: [*]

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